UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): MARCH 21, 2008
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously disclosed, on December 21, 2007, Atari, Inc. (“Atari”) received a notice from The Nasdaq Stock Market advising that Atari was not in compliance with Nasdaq Marketplace Rule 4450(b)(3) (the “Rule”) because the aggregate market value of Atari’s publicly held shares was less than $15 million for 30 consecutive business days prior to such date. Pursuant to Nasdaq Marketplace Rule 4450(e)(1), Atari had 90 calendar days, or until March 20, 2008, to regain compliance with the Rule by achieving an aggregate market value of publicly held shares of $15 million or more for a minimum of 10 consecutive business days during such period.
     On March 24, 2008, Atari received a Nasdaq Staff Determination Letter from the Nasdaq Listing Qualifications Department stating that Atari had failed to regain compliance with the Rule during the required period, and that the Nasdaq Staff has therefore determined that Atari’s securities are subject to delisting from The Nasdaq Global Market.
     Atari intends to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) in order to appeal the Nasdaq Staff’s determination in light of, among other things, the pending proposal by Infogrames Entertainment SA (“IESA”) to acquire all of the outstanding shares of common stock not held by IESA. The hearing request will stay the delisting of Atari’s securities and, as a result, Atari’s securities will remain listed on the Nasdaq Global Market until the Panel issues its decision following the hearing. There can be no assurance that the Panel will grant Atari’s request for continued listing on The Nasdaq Global Market.
     As required by Nasdaq Marketplace Rule 4804(b), Atari has issued a press release, dated as of March 26, 2008, reporting the receipt of the Nasdaq Staff Determination Letter and the Nasdaq Marketplace Rules upon which it is based. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.
     Effective March 21, 2008, Thomas Schmider resigned as a member of Atari’s Board of Directors.

Item 8.01	Other Events.
     As previously disclosed, BlueBay High Yield Investments (Luxembourg) S.A.R.L. (“BlueBay”), the lender under Atari’s senior secured credit facility, had agreed to extend its forbearance from exercising its remedies with respect to certain violations of covenants under the credit facility until the earliest to occur of (i) March 17, 2008, (ii) additional covenant defaults, other than the ones existing as the date of the forbearance agreement or (iii) any action that is viewed to be adverse to the position of the lender. This forbearance period has expired and Atari is currently in discussions with BlueBay with respect to, among other things, an extension of the forbearance period. There can be no assurance that an agreement will be reached or as to the terms of any such agreement.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is filed herewith:
99.1	Press release dated March 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Curtis G. Solsvig III
Curtis G. Solsvig III
Chief Restructuring Officer

Date: March 26, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 26, 2008